Exhibit 99.1

CULP ANNOUNCES RESULTS FOR THIRD QUARTER FISCAL 2024,

WITH CONTINUED SEQUENTIAL AND YEAR-OVER-YEAR OPERATING IMPROVEMENT

HIGH POINT, N.C. (March 6, 2024) ─ Culp, Inc. (NYSE: CULP) (together with its consolidated subsidiaries, “CULP”) today reported financial and operating results for the third quarter ended January 28, 2024.

Fiscal 2024 Third Quarter Financial Summary

▪
Net sales for the third quarter of fiscal 2024 were $60.4 million, up 15.0 percent compared with the prior-year period, with mattress fabrics sales up 21.6 percent, and upholstery fabrics sales up 9.2 percent.
▪
Gross margin for the third quarter of fiscal 2024 was 12.7%, compared with 4.0% for the third quarter of fiscal 2023.
▪
Loss from operations was $(1.7) million (which included $111,000 in restructuring and related credits during the period), compared with a loss from operations of $(7.8) million for the prior-year period (which included $711,000 relating to certain restructuring expenses during the period).
▪
Net loss was $(3.2) million, or $(0.26) per diluted share, compared with a net loss of $(9.0) million, or $(0.73) per diluted share, for the prior-year period. The effective tax rate for the third quarter was negative (47.5) percent, reflecting the company’s mix of taxable income between its U.S. and foreign jurisdictions during the period.
▪
The company maintained a solid financial position, with its balance sheet reflecting $12.6 million of total cash and no outstanding borrowings as of January 28, 2024. Total liquidity as of January 28, 2024, was $38.8 million (consisting of $12.6 million in cash and $26.2 million in borrowing availability under the company's domestic credit facility).

CEO Commentary

Commenting on the results, Iv Culp, president and chief executive officer of Culp, Inc., said, “We are pleased to report continued year-over-year and sequential improvement in our consolidated sales and operating performance for the third quarter. Both of our core business segments reported increased revenue year-over-year, which is impressive considering the challenging demand environment in the bedding and furniture industries. Additionally, our consolidated operating performance for the quarter was better than our revised outlook announced on January 17, 2024, due to stronger improvement in our upholstery fabrics segment.

"Culp upholstery fabrics achieved a year-over-year increase in residential sales for the first quarterly period since the end of last fiscal year, driven by both the timing of the Chinese New Year holiday and some improvement during the quarter in customer demand for residential fabric products. While this increase in residential sales was offset somewhat by lower sales in our hospitality/contract business due partly to weather-related events in January and short-term supply chain issues that affected Read Window, overall demand remains solid for our hospitality/contract business. Also, our upholstery fabrics segment once again saw a significant improvement in operating performance, driven primarily by higher sales, a more profitable mix of sales, and fixed cost savings.

"In our mattress fabrics segment, we continued our significant year-over-year improvement in sales and operating performance, driven largely by a focus on new fabric and cover placements that are priced with proper margins and in line with current raw material costs. However, the sequential results

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

for this segment, as compared to the second quarter, reflect ongoing market weakness in the bedding industry, as well as internal efficiency issues primarily related to the start-up and production of certain new products and costs for these program launches that occurred during the quarter.

“We maintained our solid balance sheet during the quarter, with a continued focus on prudent financial management, while allowing for critical capital expenditures and ensuring a strategic level of working capital to support the needs of our businesses. We ended the quarter with $12.6 million in cash, no outstanding borrowings, and $26.2 million in borrowing availability under our domestic credit facility.

“As we enter the fourth quarter, we continue to implement improvement initiatives within our mattress fabrics segment to support future profitable sales growth and enhance operating efficiencies. We are diligently focused on winning new placements to drive revenue and increase margins, and we are optimistic about mid-to-long term growth potential for this business. However, while we knew the timing of Chinese New Year would be an impact on quarterly revenue, the industry demand backdrop in both of our businesses has deteriorated further than expected during the first few weeks of the fourth quarter, especially in our upholstery fabrics segment.

"We remain confident in our market position in both of our businesses, but to maintain our sequential progress, we need some macro-industry and end-consumer support. Also, the internal inefficiencies relating to the start up and production of certain new products in mattress fabrics during the third quarter will also affect operating performance during the fourth quarter. As a result of these challenges, we now expect that our return to consolidated operating profitability will be delayed into fiscal 2025.

"In the face of various ongoing macro-economic headwinds, our attention is on managing the aspects of our business we can control. With the uncertainty of consumer demand in the near term, we are also evaluating strategic actions to adjust and right-size our global platform to align with current demand levels, while still supporting our valued customers. Importantly, we remain well positioned for the long term with our solidly performing upholstery fabrics business and a recovering mattress fabrics business. We are committed to taking steps to position our business for renewed profitability in fiscal 2025, and we are confident in our ability to leverage our competitive advantages, including our innovative product offerings, creative designs, global manufacturing and sourcing platform, and solid financial management, to support our future growth, especially when market conditions improve," added Culp.

Business Segment Highlights

Mattress Fabrics Segment (“CHF”) Summary

▪
Sales for this segment were $30.0 million for the third quarter, up 21.6 percent compared with sales of $24.7 million in the third quarter of fiscal 2023.

▪
The higher sales, as compared to the prior-year period, were primarily driven by new fabric and sewn cover placements that are priced in line with current costs.

▪
Operating loss was $(1.6) million for the third quarter, a significant improvement compared to the $(4.2) million operating loss in the prior-year period. This reduction in losses was driven by higher sales, coming mostly from better pricing and a more favorable product mix. These factors were partially offset by production inefficiencies relating to the start up of certain new product launches, as well as higher SG&A business investments during the period.

Upholstery Fabrics Segment (“CUF”) Summary

▪
Sales for this segment were $30.4 million for the third quarter, up 9.2 percent compared with sales of $27.8 million in the third quarter of fiscal 2023.

▪
Sales for CUF's residential fabric business were higher than the prior-year period, driven by improved residential home furnishing sales, as well as the timing of the Chinese New Year holiday (which this year fell primarily in the fourth quarter, rather than the third quarter).

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

▪
Sales for CUF's hospitality/contract business were moderately lower than the prior-year period due primarily to the impact of winter weather events and short-term supply chain issues that affected production in our Read Window business, as well as some impact from increased construction costs affecting demand for new and ongoing hospitality/contract projects. Sales for the hospitality/contract business accounted for approximately 26 percent of CUF's total sales during the quarter.

▪
Operating income was $2.1 million for the third quarter, up significantly compared with an operating loss of $(420,000) in the third quarter of fiscal 2023. Operating margin for the third quarter was 6.9 percent, again a significant improvement compared to the prior-year period. Operating performance for the third quarter was positively affected by higher sales volume; a more profitable mix of sales; a more favorable foreign exchange rate associated with CUF's operations in China; and lower fixed costs resulting from the previous restructuring of CUF's cut and sew platforms. These factors were partially offset by higher SG&A business investments during the period.

Balance Sheet, Cash Flow, and Liquidity

▪
As of January 28, 2024, the company reported $12.6 million in total cash and no outstanding debt.

▪
Cash flow from operations and free cash flow were negative $(6.0) million and negative $(8.2) million, respectively, for the first nine months of fiscal 2024. (See reconciliation table at the back of this press release.) As expected, the company’s cash flow from operations and free cash flow during the period were affected by operating losses and planned strategic investments in capital expenditures mostly related to the CHF transformation plan.

▪
Capital expenditures for the first nine months of fiscal 2024 were $3.2 million. The company continues to manage capital investments, focusing on projects that will increase efficiencies and improve quality, especially for the CHF segment.

▪
As of January 28, 2024, the company had approximately $38.8 million in liquidity, consisting of $12.6 million in total cash and $26.2 million in borrowing availability under the company's domestic credit facility.

Share Repurchases

The company did not repurchase any shares during the third quarter of fiscal 2024, leaving approximately $3.2 million available under the current share repurchase program as of January 28, 2024. Despite the current share repurchase authorization, the company does not expect to repurchase any shares during the fourth quarter of fiscal 2024.

Financial Outlook

▪
Due to the uncertainty in the macro-environment, the company is only providing financial guidance for the fourth quarter of fiscal 2024. The company’s consolidated net sales for the fourth quarter are expected to be lower as compared to the fourth quarter of fiscal 2023. This is due partly to the timing of the Chinese New Year holiday (which this year falls primarily in the fourth quarter, as compared to the third quarter last year), as well as weakness in the industry demand environment that is expected to pressure sales in both of the company's business segments, especially in the residential upholstery fabrics business. The company also expects a consolidated operating loss (loss from operations) for the fourth quarter of fiscal 2024 that is comparable to the fourth quarter of fiscal 2023.
▪
The company’s expectations are based on information available at the time of this press release and reflect certain assumptions by management regarding the company’s business and trends and the projected impact of the ongoing headwinds.

Conference Call

Culp, Inc. will hold a conference call to discuss financial results for the third quarter of fiscal 2024 on March 7, 2024, at 11:00 a.m. Eastern Time. A live webcast of this call can be accessed on the

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

“Upcoming Events” section on the investor relations page of the company’s website, www.culp.com. A replay of the webcast will be available for 30 days under the “Past Events” section on the investor relations page of the company’s website, beginning at 2:00 p.m. Eastern Time on March 7, 2024.

Investor Relations Contact

Ken Bowling, Executive Vice President, Chief Financial Officer, and Treasurer:

(336) 881-5630

krbowling@culp.com

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has manufacturing and sourcing capabilities located in the United States, Canada, China, Haiti, Turkey, and Vietnam.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties that may cause actual events and results to differ materially from such statements. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements to reflect any changes in management’s expectations or any change in the assumptions or circumstances on which such statements are based, whether due to new information, future events, or otherwise. Forward-looking statements are statements that include projections, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “anticipate,” “estimate,” “intend,” “plan,” “project,” and their derivatives, and include but are not limited to statements about expectations, projections, or trends for our future operations, strategic initiatives and plans, production levels, new product launches, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, cost savings, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance or liquidity measures, as well as any statements regarding dividends, share repurchases, liquidity, use of cash and cash requirements, borrowing capacity, investments, potential acquisitions, future economic or industry trends, public health epidemics, or future developments. There can be no assurance that we will realize these expectations or meet our guidance, or that these beliefs will prove correct.

Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. The future performance of our business depends in part on our success in conducting and finalizing acquisition negotiations and integrating acquired businesses into our existing operations. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in tariffs or trade policy, including changes in U.S. trade enforcement priorities, or changes in the value of the U.S. dollar versus other currencies, could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. In addition, because our foreign operations use the U.S. dollar as their functional currency, changes in the exchange rate between the local currency of those operations and the U.S dollar can affect our reported profits from those foreign operations. Also, economic or political instability in international areas could affect our operations or

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

sources of goods in those areas, as well as demand for our products in international markets. The impact of public health epidemics on employees, customers, suppliers, and the global economy, such as the global coronavirus pandemic currently affecting countries around the world, could also adversely affect our operations and financial performance. In addition, the impact of potential asset impairments, including impairments of property, plant, and equipment, inventory, or intangible assets, as well as the impact of valuation allowances applied against our net deferred income tax assets, could affect our financial results. Increases in freight costs, labor costs, and raw material prices, including increases in market prices for petrochemical products, can also significantly affect the prices we pay for shipping, labor, and raw materials, respectively, and in turn, increase our operating costs and decrease our profitability. Finally, our success in diversifying our supply chain with reliable partners to effectively service our global platform could affect our operations and adversely affect our financial results. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our most recent Form 10-K and Form 10-Q reports filed with the Securities and Exchange Commission. A forward-looking statement is neither a prediction nor a guarantee of future events or circumstances, and those future events or circumstances may not occur. Additional risks and uncertainties that we do not presently know about or that we currently consider to be immaterial may also affect our business operations and financial results.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THE THREE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	THREE MONTHS ENDED
	Amount			Percent of Sales
	(1)	(1)
	January 28,	January 29,	% Over	January 28,	January 29,
	2024	2023	(Under)	2024	2023
Net sales	$60,418	$52,523	15.0%	100.0%	100.0%
Cost of sales (2)	(52,715)	(50,430)	4.5%	87.3%	96.0%
Gross profit	7,703	2,093	268.0%	12.7%	4.0%
Selling, general and administrative expenses	(9,493)	(9,165)	3.6%	15.7%	17.4%
Restructuring credit (expense) (3) (4)	50	(711)	(107.0)%	(0.1)%	1.4%
Loss from operations	(1,740)	(7,783)	(77.6)%	(2.9)%	(14.8)%
Interest income	284	196	44.9%	0.5%	0.4%
Other expense	(705)	(1,095)	(35.6)%	(1.2)%	(2.1)%
Loss before income taxes	(2,161)	(8,682)	(75.1)%	(3.6)%	(16.5)%
Income tax expense (5)	(1,027)	(286)	259.1%	(47.5)%	(3.3)%
Net loss	$(3,188)	$(8,968)	(64.5)%	(5.3)%	(17.1)%

Net loss per share - basic	$(0.26)	$(0.73)	(64.4)%
Net loss per share - diluted	$(0.26)	$(0.73)	(64.4)%
Average shares outstanding-basic	12,470	12,299	1.4%
Average shares outstanding-diluted	12,470	12,299	1.4%

Notes

(1) See page 13 for a Reconciliation of Selected Income Statement Information to Adjusted Results for the three months ending January 28, 2024, and January 29, 2023.

(2) Cost of sales for the three months ending January 28, 2024, includes a restructuring related credit totaling $61,000 for a gain on disposal of inventory related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti. There were no restructuring related credits or charges included in cost of sales for the three months ending January 29, 2023.

(3) The restructuring credit of $50,000 for the three months ending January 28, 2024, represents a gain from the sale of equipment associated with the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(4) Restructuring expense of $711,000 for the three months ending January 29, 2023, represents lease termination costs of $434,000 and an impairment loss for leasehold improvements totaling $277,000 related to the consolidation of certain leased facilities located in Ouanaminthe, Haiti.

(5) Percent of sales column for income tax expense is calculated as a percent of loss before income taxes.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

CONSOLIDATED STATEMENTS OF NET LOSS

FOR THE NINE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands, Except for Per Share Data)

	NINE MONTHS ENDED
	Amount			Percent of Sales
	(1)	(1)
	January 28,	January 29,	% Over	January 28,	January 29,
	2024	2023	(Under)	2024	2023
Net sales	$175,804	$173,508	1.3%	100.0%	100.0%
Cost of sales (2) (3)	(153,067)	(169,500)	(9.7)%	87.1%	97.7%
Gross profit	22,737	4,008	467.3%	12.9%	2.3%
Selling, general and administrative expenses	(29,366)	(27,133)	8.2%	16.7%	15.6%
Restructuring expense (4) (5)	(432)	(1,326)	(67.4)%	0.2%	0.8%
Loss from operations	(7,061)	(24,451)	(71.1)%	(4.0)%	(14.1)%
Interest income	911	292	212.0%	0.5%	0.2%
Other expense	(560)	(348)	60.9%	0.3%	0.2%
Loss before income taxes	(6,710)	(24,507)	(72.6)%	(3.8)%	(14.1)%
Income tax expense (6)	(2,244)	(2,332)	(3.8)%	(33.4)%	(9.5)%
Net loss	$(8,954)	$(26,839)	(66.6)%	(5.1)%	(15.5)%

Net loss per share - basic	$(0.72)	$(2.19)	(67.1)%
Net loss per share - diluted	$(0.72)	$(2.19)	(67.1)%
Average shares outstanding-basic	12,419	12,272	1.2%
Average shares outstanding-diluted	12,419	12,272	1.2%

Notes

(1) See page 14 for the Reconciliation of Selected Income Statement Information to Adjusted Results for the nine months ending January 28, 2024, and January 29, 2023.

(2) Cost of sales for the nine months ending January 28, 2024, includes a restructuring related charge totaling $40,000 representing markdowns of inventory related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(3) Cost of sales for the nine months ending January 29, 2023, includes a restructuring related charges totaling $98,000, which pertained to a loss on disposal and markdowns of inventory related to the exit of the company's cut and sew upholstery fabrics operation located in Shanghai, China.

(4) Restructuring expense of $432,000 for the nine months ending January 28, 2024, represents impairment charges related to equipment totaling $329,000 and $103,000 for employee termination benefits related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(5) Restructuring expense of $1.3 million for the nine months ending January 29, 2023, relates to both restructuring activities for the company's cut and sew upholstery fabrics operations located in Shanghai, China, which occurred during the second quarter of fiscal 2023, and located in Ouananminthe, Haiti, which occurred during the third quarter of fiscal 2023. Restructuring expense consists of lease termination costs of $481,000, employee termination benefits of $468,000, impairment losses totaling $357,000 that relate to leasehold improvements and equipment, and $20,000 for other associated costs.

(6) Percent of sales column for income tax expense is calculated as a percent of loss before income taxes.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CONSOLIDATED BALANCE SHEETS

JANUARY 28, 2024, JANUARY 29, 2023, AND APRIL 30, 2023

Unaudited

(Amounts in Thousands)

	Amounts
	(Condensed)	(Condensed)			(Condensed)
	January 28,	January 29,	Increase (Decrease)		* April 30,
	2024	2023	Dollars	Percent	2023
Current assets
Cash and cash equivalents	$12,585	16,725	(4,140)	(24.8)%	20,964
Short-term investments - rabbi trust	937	2,420	(1,483)	(61.3)%	1,404
Accounts receivable, net	23,686	21,241	2,445	11.5%	24,778
Inventories	46,877	47,627	(750)	(1.6)%	45,080
Short-term note receivable	260	—	260	100.0%	219
Assets held for sale	—	1,950	(1,950)	(100.0)%	—
Current income taxes receivable	476	238	238	100.0%	—
Other current assets	4,237	2,839	1,398	49.2%	3,071
Total current assets	89,058	93,040	(3,982)	(4.3)%	95,516

Property, plant & equipment, net	34,021	37,192	(3,171)	(8.5)%	36,111
Right of use assets	6,952	8,913	(1,961)	(22.0)%	8,191
Intangible assets	1,970	2,346	(376)	(16.0)%	2,252
Long-term investments - rabbi trust	7,083	7,725	(642)	(8.3)%	7,067
Long-term note receivable	1,530	—	1,530	100.0%	1,726
Deferred income taxes	531	463	68	14.7%	480
Other assets	853	919	(66)	(7.2)%	840
Total assets	$141,998	150,598	(8,600)	(5.7)%	152,183

Current liabilities
Accounts payable - trade	29,793	22,540	7,253	32.2%	29,442
Accounts payable - capital expenditures	19	25	(6)	(24.0)%	56
Operating lease liability - current	2,524	2,785	(261)	(9.4)%	2,640
Deferred compensation - current	937	2,420	(1,483)	(61.3)%	1,404
Deferred revenue	1,798	1,430	368	25.7%	1,192
Accrued expenses	7,300	6,701	599	8.9%	8,533
Income taxes payable - current	1,070	467	603	129.1%	753
Total current liabilities	43,441	36,368	7,073	19.4%	44,020

Operating lease liability - long-term	2,656	4,399	(1,743)	(39.6)%	3,612
Income taxes payable - long-term	2,072	2,648	(576)	(21.8)%	2,675
Deferred income taxes	6,177	6,089	88	1.4%	5,954
Deferred compensation - long-term	6,856	7,590	(734)	(9.7)%	6,842
Total liabilities	61,202	57,094	4,108	7.2%	63,103
Shareholders' equity	80,796	93,504	(12,708)	(13.6)%	89,080
Total liabilities and shareholders' equity	$141,998	150,598	(8,600)	(5.7)%	152,183
Shares outstanding	12,470	12,312	158	1.3%	12,327

* Derived from audited financial statements.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED JANUARY 28, 2024, AND JANAURY 29, 2023

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts
	January 28,	January 29,
	2024	2023
Cash flows from operating activities:
Net loss	$(8,954)	$(26,839)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	4,897	5,228
Non-cash inventory (credit) charge (1) (2)	(1,978)	6,301
Amortization	291	323
Stock-based compensation	747	887
Deferred income taxes	172	150
Gain on sale of equipment	(284)	(312)
Non-cash restructuring expense	330	791
Foreign currency exchange gain	(347)	(362)
Changes in assets and liabilities:
Accounts receivable	1,040	954
Inventories	—	12,477
Other current assets	(1,190)	(39)
Other assets	(107)	(76)
Accounts payable	963	3,051
Deferred revenue	606	910
Accrued expenses and deferred compensation	(1,437)	885
Income taxes	(719)	254
Net cash (used in) provided by operating activities	(5,970)	4,583
Cash flows from investing activities:
Capital expenditures	(3,249)	(1,602)
Proceeds from the sale of equipment	363	465
Proceeds from note receivable	240	—
Proceeds from the sale of investments (rabbi trust)	1,224	70
Purchase of investments (rabbi trust)	(704)	(870)
Net cash used in investing activities	(2,126)	(1,937)
Cash flows from financing activities:
Common stock surrendered for withholding taxes payable	(146)	(33)
Payments of debt issuance costs	—	(289)
Net cash used in financing activities	(146)	(322)
Effect of exchange rate changes on cash and cash equivalents	(137)	(149)
(Decrease) increase in cash and cash equivalents	(8,379)	2,175
Cash and cash equivalents at beginning of year	20,964	14,550
Cash and cash equivalents at end of period	$12,585	$16,725
Free Cash Flow (3)	$(8,233)	$2,497

(1) The non-cash inventory credit of $2.0 million for the nine months ending January 28, 2024, represents credits of approximately $2.0 million related to adjustments for inventory markdown reserve estimates based on the company's policy for aged inventory for both the mattress and upholstery segments, partially offset by a charge of $40,000 which represents the markdown of inventory related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(2) The non-cash inventory charge of $6.3 million for the nine months ending January 29, 2023, represents a $2.9 million charge for the write down of inventory to its net realizable value associated with the mattress fabrics segment, $3.3 million related to markdowns of inventory estimated based on the company's policy for aged inventory for both the mattress and upholstery fabrics segments, and $98,000 for the loss on disposal and markdowns of inventory related to the exit of the company's cut and sew upholstery fabrics operation located in Shanghai, China.

(3) See next page for Reconciliation of Free Cash Flow for the nine-month periods ending January 28, 2024, and January 29, 2023.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

RECONCILIATION OF FREE CASH FLOW

FOR THE NINE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts
	January 28,	January 29,
	2024	2023
A) Net cash (used in) provided by operating activities	$(5,970)	$4,583
B) Minus: Capital expenditures	(3,249)	(1,602)
C) Plus: Proceeds from the sale of equipment	363	465
D) Plus: Proceeds from note receivable	240	—
E) Plus: Proceeds from the sale of investments (rabbi trust)	1,224	70
F) Minus: Purchase of investments (rabbi trust)	(704)	(870)
G) Effects of exchange rate changes on cash and cash equivalents	(137)	(149)
Free Cash Flow	$(8,233)	$2,497

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE THREE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	THREE MONTHS ENDED
	Amounts			Percent of Total Sales
	January 28,	January 29,	% Over	January 28,	January 29,
Net Sales by Segment	2024	2023	(Under)	2024	2023
Mattress Fabrics	$30,021	$24,697	21.6%	49.7%	47.0%
Upholstery Fabrics	30,397	27,826	9.2%	50.3%	53.0%
Net Sales	$60,418	$52,523	15.0%	100.0%	100.0%

Gross Profit (Loss)				Gross Margin
Mattress Fabrics	$1,520	$(1,237)	(222.9)%	5.1%	(5.0)%
Upholstery Fabrics	6,122	3,330	83.8%	20.1%	12.0%
Total Segment Gross Profit	7,642	2,093	265.1%	12.6%	4.0%
Restructuring Related Credit (1)	61	—	100.0%	0.1%	—
Gross Profit	$7,703	$2,093	268.0%	12.7%	4.0%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$3,102	$2,992	3.7%	10.3%	12.1%
Upholstery Fabrics	4,030	3,750	7.5%	13.3%	13.5%
Unallocated Corporate Expenses	2,361	2,423	(2.6)%	3.9%	4.6%
Selling, General and Administrative Expenses	$9,493	$9,165	3.6%	15.7%	17.4%

(Loss) Income from Operations by Segment				Operating Margin
Mattress Fabrics	$(1,582)	$(4,229)	(62.6)%	(5.3)%	(17.1)%
Upholstery Fabrics	2,092	(420)	(598.1)%	6.9%	(1.5)%
Unallocated Corporate Expenses	(2,361)	(2,423)	(2.6)%	(3.9)%	(4.6)%
Total Segment Loss from Operations	(1,851)	(7,072)	(73.8)%	(3.1)%	(13.5)%
Restructuring Related Credit (1)	61	—	100.0%	0.1%	—
Restructuring Credit (Expense) (1)	50	(711)	(107.0)%	0.1%	(1.4)%
Loss from Operations	$(1,740)	$(7,783)	(77.6)%	(2.9)%	(14.8)%

Depreciation Expense by Segment
Mattress Fabrics	$1,492	$1,536	(2.9)%
Upholstery Fabrics	154	203	(24.1)%
Depreciation Expense	$1,646	$1,739	(5.3)%

Notes

(1) See page 13 for a Reconciliation of Selected Income Statement Information to Adjusted Results for the three months ending January 28, 2024, and January 29, 2023.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

STATEMENTS OF OPERATIONS BY SEGMENT

FOR THE NINE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	NINE MONTHS ENDED
	Amounts			Percent of Total Sales
	January 28,	January 29,	% Over	January 28,	January 29,
Net Sales by Segment	2024	2023	(Under)	2024	2023
Mattress Fabrics	$90,619	$80,299	12.9%	51.5%	46.3%
Upholstery Fabrics	85,185	93,209	(8.6)%	48.5%	53.7%
Net Sales	$175,804	$173,508	1.3%	100.0%	100.0%

Gross Profit (Loss)				Gross Margin
Mattress Fabrics	$5,997	$(7,330)	(181.8)%	6.6%	(9.1)%
Upholstery Fabrics	16,780	11,436	46.7%	19.7%	12.3%
Total Segment Gross Profit	22,777	4,106	454.7%	13.0%	2.4%
Restructuring Related Charge (1)	(40)	(98)	(59.2)%	(0.0)%	(0.1)%
Gross Profit	$22,737	$4,008	467.3%	12.9%	2.3%

Selling, General and Administrative Expenses by Segment				Percent of Sales
Mattress Fabrics	$9,913	$8,821	12.4%	10.9%	11.0%
Upholstery Fabrics	11,969	11,053	8.3%	14.1%	11.9%
Unallocated Corporate Expenses	7,484	7,259	3.1%	4.3%	4.2%
Selling, General and Administrative Expenses	$29,366	$27,133	8.2%	16.7%	15.6%

(Loss) Income from Operations by Segment				Operating Margin
Mattress Fabrics	$(3,916)	$(16,151)	(75.8)%	(4.3)%	(20.1)%
Upholstery Fabrics	4,811	383	1156.1%	5.6%	0.4%
Unallocated Corporate Expenses	(7,484)	(7,259)	3.1%	(4.3)%	(4.2)%
Total Segment Loss from Operations	(6,589)	(23,027)	(71.4)%	(3.7)%	(13.3)%
Restructuring Related Charge (1)	(40)	(98)	(59.2)%	(0.0)%	(0.1)%
Restructuring Expense (1)	(432)	(1,326)	(67.4)%	(0.2)%	(0.8)%
Loss from Operations	$(7,061)	$(24,451)	(71.1)%	(4.0)%	(14.1)%

Return on Capital (2)
Mattress Fabrics	(10.1)%	(24.8)%	(59.3)%
Upholstery Fabrics	58.9%	1.3%	N.M.
Unallocated Corporate	N.M.	N.M.	N.M.
Consolidated	(13.5)%	(28.1)%	(52.1)%
Capital Employed (2) (3)
Mattress Fabrics	$67,338	$65,882	2.2%
Upholstery Fabrics	5,884	15,450	(61.9)%
Unallocated Corporate	3,074	3,815	(19.4)%
Consolidated	$76,296	$85,147	(10.4)%

Depreciation Expense by Segment
Mattress Fabrics	$4,422	$4,624	(4.4)%
Upholstery Fabrics	475	604	(21.4)%
Depreciation Expense	$4,897	$5,228	(6.3)%

Notes

(1) See page 14 for a Reconciliation of Selected Income Statement Information to Adjusted Results for the nine months ending January 28, 2024, and January 29, 2023.

(2) See pages 16 through 19 for the Return on Capital Employed by Segment for the nine months ending January 28, 2024, and January 29, 2023.

(3) The capital employed balances are as of January 28, 2024, and January 29, 2023.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR THREE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	As Reported		Adjusted Results
	January 28,		January 28,
	2024	Adjustments	2024

Net sales	$60,418	—	$60,418
Cost of sales (1)	(52,715)	(61)	(52,776)
Gross profit	7,703	(61)	7,642
Selling, general and administrative expenses	(9,493)	—	(9,493)
Restructuring Credit (2)	50	(50)	—
Loss from operations	$(1,740)	(111)	$(1,851)

Notes

(1) Cost of sales for the three months ending January 28, 2024, includes a restructuring related credit totaling $61,000 for a gain on disposal of inventory related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(2) The restructuring credit of $50,000 for the three months ending January 28, 2024, represents a gain from the sale of equipment associated with the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

	As Reported		Adjusted Results
	January 29,		January 29,
	2023	Adjustments	2023

Net sales	$52,523	—	$52,523
Cost of sales	(50,430)	—	(50,430)
Gross profit	2,093	—	2,093
Selling, general and administrative expenses	(9,165)	—	(9,165)
Restructuring expense (1)	(711)	711	—
Loss from operations	$(7,783)	711	$(7,072)

Notes

(1) Restructuring expense of $711,000 for the three months ending January 29, 2023, represents lease termination costs of $434,000 and an impairment loss for leasehold improvements totaling $277,000 related to consolidation of certain leased facilities located in Ouanaminthe, Haiti.

-MORE-

CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

RECONCILIATION OF SELECTED INCOME STATEMENT INFORMATION TO ADJUSTED RESULTS

FOR NINE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	As Reported		Adjusted Results
	January 28,		January 28,
	2024	Adjustments	2024

Net sales	$175,804	—	$175,804
Cost of sales (1)	(153,067)	40	(153,027)
Gross profit	22,737	40	22,777
Selling, general and administrative expenses	(29,366)	—	(29,366)
Restructuring expense (2)	(432)	432	—
Loss from operations	$(7,061)	472	$(6,589)

Notes

(1) Cost of sales for the nine months ending January 28, 2024, includes a restructuring related charge totaling $40,000 related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

(2) Restructuring expense of $432,000 for the nine months ending January 28, 2024, represents impairment charges related to equipment totaling $329,000 and $103,000 for employee termination benefits related to the discontinuation of production of cut and sewn upholstery kits at the company's facility in Ouanaminthe, Haiti.

	As Reported		Adjusted Results
	January 29,		January 29,
	2023	Adjustments	2023

Net sales	$173,508	—	$173,508
Cost of sales (1)	(169,500)	98	(169,402)
Gross profit	4,008	98	4,106
Selling, general and administrative expenses	(27,133)	—	(27,133)
Restructuring expense (2)	(1,326)	1,326	—
Loss from operations	$(24,451)	1,424	$(23,027)

Notes

(1) Cost of sales for the nine months ending January 29, 2023, includes restructuring related charges totaling $98,000, which pertained to a loss on disposal and markdowns of inventory related to the exit of the company's cut and sew upholstery fabrics operation located in Shanghai, China.

(2) Restructuring expense of $1.3 million for the nine months ending January 29, 2023, relates to restructuring activities for both the company's cut and sew upholstery fabrics operations located in Shanghai, China, which occurred during the second quarter of fiscal 2023, and located in Ouananminthe, Haiti, which occurred during the third quarter of fiscal 2023. Restructuring expense consists of lease termination costs of $481,000, employee termination benefits of $468,000, impairment losses totaling $357,000 that relate to leasehold improvements and equipment, and $20,000 for other associated costs.

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CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

CONSOLIDATED STATEMENTS OF ADJUSTED EBITDA

FOR THE TWELVE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	April 30,	July 30,	October 29,	January 28,	January 28,
	2023	2023	2023	2024	2024
Net loss	$(4,681)	$(3,342)	$(2,424)	$(3,188)	$(13,635)
Income tax expense	798	701	516	1,027	3,042
Interest income, net	(239)	(345)	(282)	(284)	(1,150)
Depreciation expense	1,619	1,634	1,617	1,646	6,516
Restructuring expense (credit)	70	338	144	(50)	502
Restructuring related charge (credit)	—	179	(78)	(61)	40
Amortization expense	115	96	97	98	406
Stock based compensation	258	322	163	262	1,005
Adjusted EBITDA	$(2,060)	$(417)	$(247)	$(550)	$(3,274)

% Net Sales	(3.4)%	(0.7)%	(0.4)%	(0.9)%	(1.4)%

	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Trailing 12 Months
	May 1,	July 31,	October 30,	January 29,	January 29,
	2022	2022	2022	2023	2023
Net loss (1)	$(6,023)	$(5,699)	$(12,173)	$(8,968)	$(32,863)
Income tax expense	253	896	1,150	286	2,585
Interest income, net	(26)	(17)	(79)	(196)	(318)
Depreciation expense	1,791	1,770	1,719	1,739	7,019
Restructuring expense	—	—	615	711	1,326
Restructuring related charge	—	—	98	—	98
Amortization expense	142	105	109	109	465
Stock based compensation	253	252	313	322	1,140
Adjusted EBITDA (1)	$(3,610)	$(2,693)	$(8,248)	$(5,997)	$(20,548)

% Net Sales	(6.3)%	(4.3)%	(14.1)%	(11.4)%	(8.9)%

% Over (Under)	(42.9)%	(84.5)%	(97.0)%	(90.8)%	(84.1)%

(1) Net loss and adjusted EBITDA for the quarter ended October 30, 2022, and the twelve-month period ending January 29, 2023, include a non-cash charge totaling $5.2 million, which represents a $2.9 million write down of inventory to its net realizable value associated with the mattress fabrics segment and $2.3 million related to markdowns of inventory estimated based on the company's policy for aged inventory for both the mattress and upholstery fabrics segments.

-MORE-

CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED JANUARY 28, 2024

Unaudited

(Amounts in Thousands)

	Adjusted Operating (Loss) Income
	Twelve Months Ended	Average Capital	Return on Avg. Capital
	January 28, 2024 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$(6,446)	$63,914	(10.1)%
Upholstery Fabrics	6,422	10,901	58.9%
Unallocated Corporate	(10,522)	3,547	N.M.
Total	$(10,546)	$78,361	(13.5)%

Average Capital Employed	As of the three Months January 28, 2024				As of the three Months October 29, 2023				As of the three Months Ended July 30, 2023
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$75,572	38,085	28,341	141,998	$75,924	35,082	31,154	142,160	$72,286	37,592	33,024	142,902
Total liabilities	(8,234)	(32,201)	(20,767)	(61,202)	(14,739)	(23,758)	(20,035)	(58,532)	(11,230)	(25,235)	(20,320)	(56,785)
Subtotal	$67,338	$5,884	$7,574	$80,796	$61,185	$11,324	$11,119	$83,628	$61,056	$12,357	$12,704	$86,117
Cash and cash equivalents	—	—	(12,585)	(12,585)	—	—	(15,214)	(15,214)	—	—	(16,812)	(16,812)
Short-term investments - Rabbi Trust	—	—	(937)	(937)	—	—	(937)	(937)	—	—	(791)	(791)
Current income taxes receivable	—	—	(476)	(476)	—	—	(340)	(340)	—	—	(202)	(202)
Long-term investments - Rabbi Trust	—	—	(7,083)	(7,083)	—	—	(6,995)	(6,995)	—	—	(7,204)	(7,204)
Deferred income taxes - non-current	—	—	(531)	(531)	—	—	(472)	(472)	—	—	(476)	(476)
Deferred compensation - current	—	—	937	937	—	—	937	937	—	—	791	791
Accrued restructuring	—	—	—	—	—	—	—	—	—	—	10	10
Income taxes payable - current	—	—	1,070	1,070	—	—	998	998	—	—	526	526
Income taxes payable - long-term	—	—	2,072	2,072	—	—	2,055	2,055	—	—	2,710	2,710
Deferred income taxes - non-current	—	—	6,177	6,177	—	—	5,663	5,663	—	—	5,864	5,864
Deferred compensation non-current	—	—	6,856	6,856	—	—	6,748	6,748	—	—	6,966	6,966
Total Capital Employed	$67,338	$5,884	$3,074	$76,296	$61,185	$11,324	$3,562	$76,071	$61,056	$12,357	$4,086	$77,499

-MORE-

CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP, INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED JANUARY 28, 2024

Unaudited

(Amounts in Thousands)

	As of the three Months Ended April 30, 2023				As of the three Months Ended January 29, 2023
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$75,494	39,127	37,562	152,183	$75,393	39,817	35,388	150,598
Total liabilities	(11,387)	(29,638)	(22,078)	(63,103)	(9,511)	(24,367)	(23,216)	(57,094)
Subtotal	$64,107	$9,489	$15,484	$89,080	$65,882	$15,450	$12,172	$93,504
Cash and cash equivalents	—	—	(20,964)	(20,964)	—	—	(16,725)	(16,725)
Short-term investments - Rabbi Trust	—	—	(1,404)	(1,404)	—	—	(2,420)	(2,420)
Current income taxes receivable	—	—	-	-	—	—	(238)	(238)
Long-term investments - Rabbi Trust	—	—	(7,067)	(7,067)	—	—	(7,725)	(7,725)
Deferred income taxes - non-current	—	—	(480)	(480)	—	—	(463)	(463)
Deferred compensation - current	—	—	1,404	1,404	—	—	2,420	2,420
Income taxes payable - current	—	—	753	753	—	—	467	467
Income taxes payable - long-term	—	—	2,675	2,675	—	—	2,648	2,648
Deferred income taxes - non-current	—	—	5,954	5,954	—	—	6,089	6,089
Deferred compensation non-current	—	—	6,842	6,842	—	—	7,590	7,590
Total Capital Employed	$64,107	$9,489	$3,197	$76,793	$65,882	$15,450	$3,815	$85,147

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$63,914	$10,901	$3,547	$78,361

Notes

(1) See last page of this presentation for calculation.

(2) Return on average capital employed represents the twelve months operating (loss) income as of January 28, 2024, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term and long-term investments – Rabbi Trust, income taxes receivable and payable, accrued restructuring, noncurrent deferred income tax assets and liabilities, and current and non-current deferred compensation.

(3) Average capital employed was computed using the five quarterly periods ending January 28, 2024, October 29, 2023, July 30, 2023, April 30, 2023, and January 29, 2023.

(4) Intangible assets are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

-MORE-

CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT

FOR THE TWELVE MONTHS ENDED JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	Adjusted Operating (Loss) Income
	Twelve Months Ended	Average Capital	Return on Avg. Capital
	Janaury 29, 2023 (1)	Employed (3)	Employed (2)
Mattress Fabrics	$(19,053)	$76,826	(24.8)%
Upholstery Fabrics	268	20,290	1.3%
Unallocated Corporate	(9,626)	3,955	N.M.
Total	$(28,411)	$101,072	(28.1)%

Average Capital Employed	As of the three Months Ended January 29, 2023				As of the three Months Ended October 30, 2022				As of the three Months Ended July 31, 2022
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$75,393	39,817	35,388	150,598	$78,366	44,934	38,330	161,630	$90,842	51,053	38,595	180,490
Total liabilities	(9,511)	(24,367)	(23,216)	(57,094)	(9,895)	(26,108)	(23,519)	(59,522)	(11,934)	(30,762)	(23,799)	(66,495)
Subtotal	$65,882	$15,450	$12,172	$93,504	$68,471	$18,826	$14,811	$102,108	$78,908	$20,291	$14,796	$113,995
Cash and cash equivalents	—	—	(16,725)	(16,725)	—	—	(19,137)	(19,137)	—	—	(18,874)	(18,874)
Short-term investments - Rabbi Trust	—	—	(2,420)	(2,420)	—	—	(2,237)	(2,237)	—	—	—	—
Current income taxes receivable	—	—	(238)	(238)	—	—	(510)	(510)	—	—	(798)	(798)
Long-term investments - Rabbi Trust	—	—	(7,725)	(7,725)	—	—	(7,526)	(7,526)	—	—	(9,567)	(9,567)
Deferred income taxes - non-current	—	—	(463)	(463)	—	—	(493)	(493)	—	—	(546)	(546)
Deferred compensation - current	—	—	2,420	2,420	—	—	2,237	2,237	—	—	—	—
Accrued restructuring	—	—	—	—	—	—	33	33	—	—	—	—
Income taxes payable - current	—	—	467	467	—	—	969	969	—	—	587	587
Income taxes payable - long-term	—	—	2,648	2,648	—	—	2,629	2,629	—	—	3,118	3,118
Deferred income taxes - non-current	—	—	6,089	6,089	—	—	5,700	5,700	—	—	6,007	6,007
Deferred compensation	—	—	7,590	7,590	—	—	7,486	7,486	—	—	9,528	9,528
Total Capital Employed	$65,882	$15,450	$3,815	$85,147	$68,471	$18,826	$3,962	$91,259	$78,908	$20,291	$4,251	$103,450

-MORE-

CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP INC.

RETURN ON CAPITAL EMPLOYED BY SEGMENT - CONTINUED

FOR THE TWELVE MONTHS ENDED JANUARY 29, 2023

Unaudited

(Amounts in Thousands)

	As of the three Months Ended May 1, 2022				As of the three Months Ended January 30, 2022
	Mattress	Upholstery	Unallocated		Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total	Fabrics	Fabrics	Corporate	Total
Total assets (4)	$92,609	51,124	33,830	177,563	$103,370	67,272	40,925	211,567
Total liabilities	(8,569)	(25,915)	(23,578)	(58,062)	(16,540)	(45,596)	(22,697)	(84,833)
Subtotal	$84,040	$25,209	$10,252	$119,501	$86,830	$21,676	$18,228	$126,734
Cash and cash equivalents	—	—	(14,550)	(14,550)	—	—	(11,780)	(11,780)
Short-term investments - Available-For-Sale	—	—	—	—	—	—	(438)	(438)
Short-term investments - Held-To-Maturity	—	—	—	—	—	—	(1,315)	(1,315)
Current income taxes receivable	—	—	(857)	(857)	—	—	(367)	(367)
Long-term investments - Held-To-Maturity	—	—	—	—	—	—	(8,677)	(8,677)
Long-term investments - Rabbi Trust	—	—	(9,357)	(9,357)	—	—	(9,223)	(9,223)
Deferred income taxes - non-current	—	—	(528)	(528)	—	—	(500)	(500)
Income taxes payable - current	—	—	413	413	—	—	240	240
Income taxes payable - long-term	—	—	3,097	3,097	—	—	3,099	3,099
Deferred income taxes - non-current	—	—	6,004	6,004	—	—	5,484	5,484
Deferred compensation	—	—	9,343	9,343	—	—	9,180	9,180
Total Capital Employed	$84,040	$25,209	$3,817	$113,066	$86,830	$21,676	$3,931	$112,437

	Mattress	Upholstery	Unallocated
	Fabrics	Fabrics	Corporate	Total
Average Capital Employed (3)	$76,826	$20,290	$3,955	$101,072

Notes

(1) See last page of this presentation for calculation.

(2) Return on average capital employed represents the last twelve months operating (loss) income as of January 29, 2023, divided by average capital employed. Average capital employed does not include cash and cash equivalents, short-term investments Available-For-Sale, short-term and long-term investments Held-To-Maturity, short-term and long-term investments – Rabbi Trust, accrued restructuring, income taxes receivable and payable, noncurrent deferred income tax assets and liabilities, and current and non-current deferred compensation.

(3) Average capital employed was computed using the five quarterly periods ending January 29, 2023, October 30, 2022, July 31, 2022, May 1, 2022, and January 30, 2022.

(4) Intangible assets are included in unallocated corporate for all periods presented and therefore, have no effect on capital employed and return on capital employed for our mattress fabrics and upholstery fabrics segments.

CULP Announces Results for Third Quarter Fiscal 2024, With Continued Sequential and Year-Over-Year Improvement

March 6, 2024

CULP INC.

CONSOLIDATED STATEMENTS OF ADJUSTED OPERATING (LOSS) INCOME

FOR THE TWELVE MONTHS ENDED JANUARY 28, 2024, AND JANUARY 29, 2023

	Quarter Ended
					Trailing 12
					Months
	4/30/2023	07/30/2023	10/29/2023	01/28/2024	01/28/2024
Mattress Fabrics	$(2,530)	$(1,398)	$(936)	$(1,582)	$(6,446)
Upholstery Fabrics	1,611	1,328	1,391	2,092	6,422
Unallocated Corporate	(3,038)	(2,495)	(2,628)	(2,361)	(10,522)
Operating loss	$(3,957)	$(2,565)	$(2,173)	$(1,851)	$(10,546)

	Quarter Ended
					Trailing 12
					Months
	5/1/2022	7/31/2022	10/30/2022	1/29/2023	1/29/2023
Mattress Fabrics	$(2,901)	$(2,921)	$(9,002)	$(4,229)	$(19,053)
Upholstery Fabrics	(116)	542	262	(420)	268
Unallocated Corporate	(2,366)	(2,359)	(2,478)	(2,423)	(9,626)
Operating loss	$(5,383)	$(4,738)	$(11,218)	$(7,072)	$(28,411)
% Over (Under)	(26.5)%	(45.9)%	(80.6)%	(73.8)%	(62.9)%

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